Exhibit 1.1

Execution Version

SUNSTONE HOTEL INVESTORS, INC.

$300,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: August 10, 2026

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EXHIBITS

Exhibit A-1	–	Form of Issuance Placement Notice
Exhibit A-2	–	Form of Forward Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Selling Commission
Exhibit D	–	Significant Subsidiaries of the Company
Exhibit E	–	Forms of Opinions of Company Counsel
Exhibit F	–	Officers’ Certificate
Exhibit G	–	Issuer Pricing Free Writing Prospectus
Exhibit H	—	Form of Master Forward Confirmation

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Sunstone Hotel Investors, Inc.

$300,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

August 10, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BTIG, LLC

65 East 55th Street

New York, New York 10022

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Capital One Securities, Inc.

201 St. Charles Avenue, Suite 1830

New Orleans, Louisiana 70170

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Jefferies LLC

520 Madison Avenue

New York, New York 10022

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

M&T Securities, Inc.

1 Light Street

Baltimore, Maryland 21202

Nomura Securities International, Inc.

309 W 49th Street

New York, New York 10019

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

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Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

As Agents and/or Forward Sellers

Bank of America, N.A.

One Bryant Park

New York, New York 10036

CF Secured, LLC

110 East 59th Street

New York, NY 10022

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, New York 10019

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

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As Forward Purchasers

Ladies and Gentlemen:

Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), and Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), confirm their agreement (this “Agreement”) with each of BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of any Issuance Shares hereunder (each an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, Capital One Securities, Inc., and M&T Securities, Inc., in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, as forward seller (each a “Forward Seller,” and together, the “Forward Sellers”), and each of Bank of America, N.A., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC, Truist Bank and Wells Fargo Bank, National Association or an affiliate thereof, each as forward purchaser under any Forward Contract (as defined below) (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”).

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered or sold through an Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis.

SECTION 1. Description of Securities.

Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Issuances and/or by way of Forwards, in the manner contemplated by this Agreement, Securities collectively having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents, the Forward Sellers and the Forward Purchasers shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents and the Forward Sellers will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in

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this Agreement shall be construed as requiring the Company to use the Registration Statement to register the Securities. The Company agrees that whenever it determines to sell Securities directly to an Agent, as principal, it shall enter into a separate written agreement with such Agent containing the terms and conditions of such sale (each, a “Terms Agreement”). References to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Equity Distribution Agreement and any applicable Terms Agreement.

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-293886), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company shall furnish to the Agents, the Forward Sellers and the Forward Purchasers for use by the Agents, the Forward Sellers and the Forward Purchasers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

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SECTION 2. Placements.

Each time that the Company wishes to execute an Issuance or a Forward hereunder, as the case may be (each, a “Placement”), it will, in the case of an Issuance, notify the applicable Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Issuance Shares to be sold, which shall at a minimum include the maximum number of Issuance Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Issuance Shares that may be sold in any one day and any minimum price below which sales may not be made (an “Issuance Placement Notice”), a form of which containing such minimum sales parameters is attached hereto as Exhibit A-1, or in the case of a Forward, notify the applicable Forward Purchaser and Forward Seller by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires to effect the Forward, which shall at a minimum include the Maximum Forward Hedge Shares, the Forward Maturity Date, the time period or periods during which offers are to be made, any limitation on the aggregate number of Forward Hedge Shares that may be sold in any one day, any minimum price per share below which sales may not be made or any formula pursuant to which such minimum price shall be determined, the Forward Hedge Selling Commission Rate and, as applicable, certain specified terms of the Forward (a “Forward Placement Notice”), a form of which is attached hereto as Exhibit A-2. The Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Agent,” and the Forward Seller effecting sales pursuant to a Forward is herein referred to as the “Current Forward Seller.” The Forward Purchaser for whom the Current Forward Seller is acting at any time is herein referred to as the “Current Forward Purchaser.” There may be only one Current Agent per day and no Current Agent during any Forward Hedge Selling Period. In addition, there may only be one Current Forward Purchaser and one Current Forward Seller during any Forward Hedge Selling Period. The Company further agrees that it will not sell, or instruct any other party hereto to sell, any Securities under any other sales agency financing agreements or other similar arrangements on any day an Issuance Placement Notice or a Forward Placement Notice is effective. The Current Agent or the Current Forward Seller, as the case may be, at any given time is herein referred to as the “Current Seller.” Each Issuance Placement Notice sent to an Agent, or Forward Placement Notice sent to a Forward Seller and a Forward Purchaser, as applicable, shall originate from any of the individuals from the Company set forth on Exhibit B attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from such Agent (in the case of an Issuance Placement Notice) or such Forward Purchaser and such Forward Seller (in the case of a Forward Placement Notice) set forth on Exhibit B attached hereto, as such Exhibit B may be amended from time to time. The Company may amend the list of individuals from the Company listed on Exhibit B from time to time by providing written notice to the Agents, the Forward Sellers and the Forward Purchasers.

If the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, wishes to accept such proposed terms included in the Issuance Placement Notice or Forward Placement Notice, as applicable, (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Issuance Placement Notice or Forward Placement Notice, as applicable, is delivered

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to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from each of the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto setting forth the terms that the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, are willing to accept. Where the terms provided in the Issuance Placement Notice or Forward Placement Notice, as applicable, are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, until the Company delivers to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Issuance Placement Notice or Forward Placement Notice, as applicable, as amended (the “Acceptance”), which Acceptance shall be addressed to all of the individuals from the Company and the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, set forth on Exhibit B attached hereto. The Issuance Placement Notice or Forward Placement Notice, as applicable, (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the acceptance by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the terms of the Issuance Placement Notice or Forward Placement Notice, as applicable, or upon receipt by the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Maximum Amount or the Maximum Forward Hedge Shares, as applicable, has been sold, (ii) the Selling Period specified in the relevant Issuance Placement Notice or Forward Placement Notice, as applicable, has expired, (iii) by notice delivered in accordance with the notice requirements set forth in the first sentence of this paragraph, the Company terminates the Issuance Placement Notice or Forward Placement Notice, as applicable, (iv) the Current Agent accepts a subsequent Issuance Placement Notice, the Current Forward Purchaser and the Current Forward Seller accept a subsequent Forward Placement Notice or an Acceptance, as applicable, with parameters superseding those contained in the earlier dated Issuance Placement Notice, Forward Placement Notice or Acceptance, as applicable, (v) this Agreement has been terminated under the provisions of Section 13 or (vi) either party shall have suspended the Issuance or the Forward, as the case may be, in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Current Agent in connection with an Issuance shall be calculated in accordance with the terms set forth in Exhibit C attached hereto. The amount of any discount, commission or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall be determined in accordance with the terms set forth in Exhibit C attached hereto. It is expressly acknowledged and agreed that neither the Company nor the Current Agent nor the Current Forward Purchaser and the Current Forward Seller, as applicable, will have any obligation whatsoever with respect to an Issuance or a Forward, as the case may be, unless and until the Company delivers an Issuance Placement Notice or Forward Placement Notice, as applicable, to the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, and either (x) the Current Agent or the Current Forward Purchaser and the Current Forward Seller, as applicable, accepts the terms of such Issuance Placement Notice or Forward Placement Notice, as applicable, or (y) where the terms of such Issuance Placement Notice or Forward Placement Notice, as applicable, are amended, the Company accepts such amended terms

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by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Issuance Placement Notice or Forward Placement Notice, as applicable, (as amended by the corresponding Acceptance, if applicable), the applicable Master Forward Confirmation (in the case of a Forward) and herein. In the event of a conflict between the terms of this Agreement and the terms of an Issuance Placement Notice or Forward Placement Notice, as applicable, (as amended by the corresponding Acceptance, if applicable), the terms of the Issuance Placement Notice or Forward Placement Notice, as applicable, (as amended by the corresponding Acceptance, if applicable) shall control.

In the case of a Forward, prior to the opening of trading on the Trading Day immediately following the Trading Day on which a Forward Purchaser and its related Forward Seller accept a Forward Placement Notice with such Forward Purchaser for the first time under this Agreement, the Company shall have executed and delivered a Master Forward Confirmation, substantially in the form attached hereto as Exhibit H, to such Forward Purchaser consistent with such Forward Placement Notice, if one has not already been executed and delivered between the Company and such Forward Purchaser; provided that the Company shall be required to execute and deliver only one Master Forward Confirmation to each Forward Purchaser under this Agreement.

No Forward Placement Notice may be delivered if such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder, would result in the aggregate Capped Number (as defined below) under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement; provided, that none of the Agents, the Forward Sellers or the Forward Purchasers shall have any responsibility for keeping track or monitoring such amount and any violation or breach of such limitation shall be the sole responsibility of the Company.

SECTION 3. Execution of Placements by the Agents and the Forward Sellers.

(a) Execution of Issuances by the Agents. In the case of an effective Issuance Placement Notice, subject to the provisions of Section 2, the Current Agent, for the period specified in such Issuance Placement Notice, shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares up to the amount specified, and otherwise in accordance with the terms of such Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable). The Current Agent shall provide written confirmation to the Company no later than 8:30 a.m. (New York City time) on the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the Selling Commission payable by the Company to the Current Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Current Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Agent may sell Issuance Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Issuance Placement Notice (as

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amended by the corresponding Acceptance, if applicable), the Current Agent may also sell Issuance Shares by any other method permitted by law, including, without limitation, in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Current Agent will be successful in selling the Issuance Shares, and (ii) the Current Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell the Issuance Shares for any reason other than a failure by the Current Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 3 and the Current Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in a Terms Agreement. In the case of clause (i) and (ii), the Current Agent will be acting as agent for the Company and not as principal. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Execution of Forwards by the Forward Sellers. In the case of a Forward Placement Notice, subject to the provisions of Section 3 hereof and of the Master Forward Confirmation, in order to enable the Forward Purchaser under the relevant Forward to establish a commercially reasonable hedge position, the Current Forward Purchaser shall use commercially reasonable efforts to borrow or cause its affiliates to borrow Forward Hedge Shares, and the Current Forward Seller (or its agent or affiliate) will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares during the Forward Hedge Selling Period in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, however, that the number of Forward Hedge Shares sold shall not exceed an amount that when multiplied by the Initial Forward Price would exceed the remaining notional amount available under the Maximum Amount. Subject to the provisions of the Master Forward Confirmation, the Current Forward Seller will provide written confirmation to the Company and the Current Forward Purchaser no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the aggregate Forward Hedge Selling Commission in respect of such Forward Hedge Shares, and the volume-weighted average of the price per Forward Hedge Share sold on such day. The Current Forward Purchaser will also execute and deliver a “Supplemental Confirmation” (as defined in the Master Forward Confirmation) no later than the opening of the Trading Day next following the end of the Forward Hedge Selling Period under the relevant Forward setting forth the “Trade Date,” “Effective Date,” “Number of Shares,” “Maturity Date,” “Initial Forward Price,” “Spread,” “Volume-Weighted Hedge Price,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” “Forward Price Reduction Dates,” “Forward Price Reduction Amounts” and “Regular Dividend Amounts” for such Forward (as set out in the related Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), to the extent contained therein). Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may sell Forward Hedge Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (provided that such method shall be commercially reasonable), including, without limitation, sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Forward Placement Notice (as amended by the corresponding Acceptance, if applicable), the Current Forward Seller may also sell Forward Hedge Shares by any other commercially reasonable method permitted by law, including, without

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limitation, privately negotiated transactions, which may include block trades. Notwithstanding anything herein to the contrary, the Current Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Current Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation. Each of the Company and the Current Forward Purchaser acknowledges and agrees that (a) there can be no assurance that the Current Forward Purchaser will be successful in borrowing or causing its affiliates to borrow, or that the Current Forward Seller will be successful in selling, Forward Hedge Shares, (b) the Current Forward Seller will incur no liability or obligation to the Company, the Current Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Current Forward Purchaser or its affiliates for any reason other than a failure by the Current Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (c) the Current Forward Purchaser will incur no liability or obligation to the Company, the Current Forward Seller or any other person or entity if it does not borrow or cause its affiliates to borrow Forward Hedge Shares for any reason other than a failure by the Current Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliates to borrow such Forward Hedge Shares as required under this Section 3.

SECTION 4. Suspension of Sales. The Company or the Current Forward Purchaser may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B attached hereto), suspend any Issuance or Forward, as the case may be, under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Issuance or Forward Hedge Shares sold hereunder prior to the receipt of such notice or any Issuance or Forward Hedge Shares sold under this Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B attached hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership represents and warrants, jointly and severally, to the Agents, the Forward Sellers and the Forward Purchasers as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents, the Forward Sellers and the Forward Purchasers, as follows:

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(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby (the “Offering”) complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by an Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Agents’ names (the “Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents and the Forward Sellers (electronically or otherwise) in connection with the Offering were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Agent Information.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the Offering.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including, without limitation, the legending requirement.

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(3) Independent Accountants. Ernst & Young LLP, who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

(4) Financial Statements. The financial statements and schedules, and any historical operating and financial data, including the notes thereto, filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the combined financial position of the entities presented therein, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and schedules have been prepared in conformity with GAAP applied on a consistent basis through the periods specified, except as may be expressly stated in the related notes thereto. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or schedules or pro forma financial statements or schedules in the Registration Statement or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(5) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, or as required to maintain the Company’s status as a REIT (as defined below); and (iii) there has not been any change in the capital stock or members’ equity, as applicable, (except pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus) or material change in short-term debt or long-term debt of the Company or any of its subsidiaries.

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(6) Material Adverse Effect. Neither the Company nor any Significant Subsidiary (as defined below) has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, otherwise than as set forth or contemplated in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(7) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect.

(8) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), which includes, without limitation, the entities listed on Exhibit D hereto, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation with the power and authority (corporate and otherwise) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interest of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.

(9) Capitalization. The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under “Description of Our Capital Stock” and “Description of the Securities We May Offer” as set forth in the Prospectus. The shares of Common Stock outstanding on the date hereof have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares of capital stock outstanding on the date hereof were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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(10) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11) Binding Obligation. Assuming due authorization, execution and delivery of this Agreement by the Agents and/or Forward Sellers and the Forward Purchasers, this Agreement is the legally valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

(12) Authorization and Description of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Agents, as principal or agent, and/or Forward Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims, and the issuance of such Securities will not be subject to any preemptive or similar right. The certificates to be used to evidence the Securities will be in substantially the form filed as an exhibit to the Registration Statement, and will be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the NYSE. No holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(13) Operating Partnership Managing Member. The Company is the sole managing member of the Operating Partnership. The limited liability company agreement of the Operating Partnership and the aggregate percentage interests of the Company and the members in the Operating Partnership conform to the description set forth in the Prospectus.

(14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in (i) violation of its organizational documents, or (ii) default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, covenant or condition contained in any lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement, franchise agreement, joint venture agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) to the extent that such default is disclosed in the Registration Statement and the Prospectus or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation”

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under the Master Forward Confirmations and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations do not and will not, (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of or default or Repayment Event (as defined below) under (i) any provisions of the charter or bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any provision of any license, lease, indenture, mortgage, deed of trust, loan, credit, operating agreement, property management agreement, franchise agreement, joint venture agreement or other agreement or instrument to which any of them is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iv) any decree, judgment or order applicable to the Company or any of its subsidiaries; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or any of its subsidiaries, except in the case described in clause (B) of this sentence for liens, charges, claims and encumbrances in connection with certain indebtedness described in the financial statements referred to in Section 5(a)(4) hereof. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

(15) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers or contractors which would reasonably be expected to result in a Material Adverse Effect.

(16) Absence of Proceedings; Accuracy of Exhibits. There are no legal or governmental proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened to which the Company or any of its subsidiaries or any of their respective officers or directors is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) that are required to be described in the Registration Statement, the Prospectus or the documents incorporated therein and are not so described, or (ii) which might materially or adversely affect the consummation of the transactions contemplated in this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations. There are no affiliate transactions, off-balance sheet transactions, statutes, regulations, contracts, licenses, agreements, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

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(17) Possession of Intellectual Property. The Company and its subsidiaries own, possess use rights for, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively “Intellectual Property”) necessary to carry on the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(18) Absence of Further Requirements. No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental body or agency or body or any court is required for the execution, delivery, performance or consummation by each of the Company and the Operating Partnership of its obligations under this Agreement, the Master Forward Confirmations and any “Supplemental Confirmation” under the Master Forward Confirmations, except such consents, approvals, authorizations, orders, filings, qualifications or registration as (i) have been obtained and made under the Securities Act, or (ii) as may be required by the securities or Blue Sky laws of the various states.

(19) Obligations to Issue Securities. Except as disclosed in the Registration Statement or the Prospectus, and except for (A) the Common Stock, or other securities reserved for issuance in connection with the Company’s 2022 long-term incentive plan, effective April 28, 2022, as amended, (B) any shares of Common Stock to be delivered pursuant to any Forward, and (C) the shares of Common Stock issuable upon conversion of currently outstanding shares of the Preferred Stock, no shares of capital stock are reserved for any purpose. Except as described in the immediately preceding sentence, there are no outstanding (x) securities of the Company or any of its subsidiaries convertible into or exchangeable for (at the election of the holder thereof) any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its subsidiaries, (y) options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or Preferred Stock or any other securities of the Company, or (z) obligations of the Company or any of its subsidiaries to issue any such securities, options, rights or warrants.

(20) No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation in respect of any security that would be integrated with the offering of the Securities in a manner that would require the registration of such securities under the Securities Act.

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(21) Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary that would reasonably be expected to result in a Material Adverse Effect.

(22) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus as owned by them (the “Company Properties”), and good and marketable title to all personal property owned by them that is material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any Company Properties, buildings and equipment held under lease by the Company and its subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases (such leases, the “Company Leases”) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Company Properties that would reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to result in a Material Adverse Effect.

(23) Title Insurance. The Company or its subsidiaries have either (i) an owner’s or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on each Company Property that insures the fee or leasehold interest, as the case may be, in the Company Properties, which policies include only commercially reasonable exceptions, and with coverage in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company Properties are located, or (ii) one or more lender’s title insurance policies insuring the lien of the mortgages encumbering the Company Properties with coverage, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the Company Properties, except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(24) Code Compliance. Each of the Company Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Company Properties), except for such failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that would reasonably be expected to result in a Material Adverse Effect.

(25) Loans. The Company and its subsidiaries are in compliance with all of their mortgage loans and all covenants therein, financial and otherwise, except for such failures to comply (i) as are disclosed in the Registration Statement or Prospectus, or (ii) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(26) Property Improvement Plans. The Company and each of its subsidiaries is in compliance with all property improvement plans required by franchisors, except for such failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect.

(27) Investment Company Act. Neither the Company nor any of its subsidiaries is, or after giving effect to the sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(28) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(29) Absence of Registration Rights. There are no persons with registration or other similar rights to have any securities included in the Offering.

(30) Registration of Securities. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Securities to be sold by the Company hereunder have been approved for listing on the NYSE, subject to official notice of issuance.

(31) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid or made provision for the payment of all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(32) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to result in a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(33) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain and have maintained a system of internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents in all material respects the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect,

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the Company’s internal control over financial reporting. The Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(34) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Operating Partnership or any of the Company’s or the Operating Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(35) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Agents or the Forward Sellers for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Agents and the Forward Sellers.

(36) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(37) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company and the Operating Partnership have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(38) No Unlawful Payments. Neither the Company, the Operating Partnership or any of their respective subsidiaries, nor any director, officer or employee of the Company, the Operating Partnership or any of their respective subsidiaries, nor, to the knowledge of the Company, the Operating Partnership or any of their respective subsidiaries, any agent, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery

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Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Operating Partnership and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(39) Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Operating Partnership and their respective subsidiaries, is threatened.

(40) No Conflicts with Sanctions Laws. Neither the Company, the Operating Partnership or any of their respective subsidiaries, nor any director, officer or employee of the Company, the Operating Partnership or any of their respective subsidiaries, nor, to the knowledge of the Company, the Operating Partnership or any of their respective subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (and any of its Member States), His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, so called Donetsk People’s Republic, or so called Luhansk People’s Republic, Kherson, Zaporizhzhi, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, Sudan and Crimea (each, a “Sanctioned Country”); and none of the Company, the Operating Partnership or their respective subsidiaries will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, the Operating Partnership and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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(41) Related Party Transactions. There are no business relationships or related party transactions involving the Company, the Operating Partnership or any subsidiary of the Company or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.

(42) ERISA Liabilities. The Company and the Operating Partnership, as applicable, do not have, and do not anticipate incurring, any liabilities under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

(43) Plan Assets. The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(44) No Other Contracts. Except for any discounts and commissions payable by the Company to the Agents and the Forward Sellers in connection with the Offering, the “Spread” (as defined in any Forward Contract), or as otherwise disclosed in the Prospectus, neither the Company nor the Operating Partnership has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the Offering.

(45) Proprietary Trading by the Agents. The Company and the Operating Partnership acknowledge and agree that the Agents, the Forward Sellers and the Forward Purchasers have informed the Company that the Agents, the Forward Sellers and the Forward Purchasers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for their own accounts and for the accounts of their clients while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Agent in the Issuance Placement Notice or the Current Forward Seller in the Forward Placement Notice (each as amended by the corresponding Acceptance, if applicable).

(46) REIT Qualification. The Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s proposed method of operations will enable it to satisfy the requirements for such qualification and taxation as a REIT under the Code.

(47) Material Contracts. Except as otherwise disclosed in any press release or filing made with the Commission, the Company and the Operating Partnership, as applicable, have not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to, described in or filed as an exhibit to the Registration Statement, including, without limitation, any ground lease, franchise agreement or management agreement with respect to any Company Property, and no such termination or non-renewal has been threatened by the Company or the Operating Partnership, as applicable, or, to the Company’s or the Operating Partnership’s knowledge, any other party to such contract or agreement.

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(48) Independent Directors. (i) The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the NYSE, and with respect to the Audit Committee, the Commission, (ii) all of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE, and (iii) at least one member of the Audit Committee is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K promulgated by the Commission.

(49) Proceeds. None of the proceeds received from the Offering will be used to further any action in violation or contravention of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(50) Limitations During Forward Hedge Selling Period. The Company or any Affiliate thereof will not acquire any Common Stock from, or enter into a long derivative position with respect to the Common Stock, with a third party during any Forward Hedge Selling Period. For this purpose, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity shall mean ownership of 50% or more of the voting power or value of such person or entity.

(51) Reserved Common Stock. In respect to any Forward, a number of shares of Common Stock at least equal to the Capped Number shall be reserved for issuance by the Board of Directors.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Sellers and the Forward Purchasers or to their counsel shall be deemed a representation and warranty by the Company to the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Agents and the Forward Sellers; Settlement.

(a) Settlement of Issuance Shares. Unless otherwise specified in the applicable Issuance Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities in an Issuance will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold in an Issuance (the “Net Proceeds”) will be equal to the aggregate sales price received by the Current Agent at which such Securities were sold, after deduction for (i) the Current Agent’s Selling Commission, (ii) any other amounts due and payable by the Company to the Current Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

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(b) Delivery of Issuance Shares. On or before each Settlement Date, the Company shall, or shall cause its transfer agent to, electronically transfer the Securities being sold in an Issuance by crediting the Current Agent’s or its designee’s account (provided the Current Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “Custodian”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Agent shall have delivered the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that in addition to, and in no way limiting the rights and obligations set forth in Section 10(a) hereof, it shall (i) indemnify and hold harmless the Current Agent against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Current Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c) Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Forward Placement Notice (as amended by the corresponding Acceptance, if applicable) or the Current Forward Purchaser and Current Forward Seller agree otherwise, settlement for sales of Forward Hedge Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on or before each Forward Hedge Settlement Date, the Current Forward Purchaser will, or will cause another entity to, electronically transfer the Forward Hedge Shares being sold by crediting the Current Forward Seller’s or its designee’s account (provided that the Current Forward Seller shall have given the Current Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at the Custodian through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. Unless the Current Forward Purchaser and Current Forward Seller agree otherwise, on each Forward Hedge Settlement Date, the Current Forward Seller will deliver to the Current Forward Purchaser an amount equal to the “Forward Price” (as defined in the Master Forward Confirmation but with the Volume-Weighted Hedge Price being determined based solely on the sales of the Forward Hedge Shares subject to the related Forward Hedge Settlement Date) for such Forward multiplied by the number of Forward Hedge Shares being sold in same day funds to an account designated by the Current Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Current Forward Seller and the Current Forward Purchaser. The amount of any discount, commission, or other compensation to be reflected in the Forward Price (as defined in the Master Forward Confirmation) in connection with a Forward shall not exceed the Forward Hedge Selling Commission.

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(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Current Agent or the Current Forward Seller may request in writing at least one full business day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by such Agent or Current Forward Seller, as applicable, in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of the Custodian unless such Agent or Current Forward Seller, as applicable, shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents and the Forward Sellers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents and the Forward Sellers in writing.

(f) Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities under this Agreement shall only be effected by or through only one of the Agents or Forward Sellers at a time, but in no event more than one, and the Company shall in no event issue an Issuance Placement Notice and/or a Forward Placement Notice that could result in the relevant Agents or Forward Sellers selling Securities on the same day; provided, however, that (1) the foregoing limitation shall not apply to the (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales under this Agreement solely to employees or security holders of the Company or to a trustee or other person acquiring such securities for the accounts of such persons, and (2) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(g) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct the Agents or the Forward Sellers to offer or sell, any Securities through such Agent or the Forward Seller (and, by notice to the Agents or the Forward Sellers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and the Agents or the Forward Sellers shall not be obligated to make any such offer or sale of Securities and the Forward Purchasers shall not be obligated to borrow, any Securities that would be sold, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) except as provided in Section 6(g)(1) hereof, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

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(1) If the Company wishes to execute an Issuance or a Forward at any time during the period from and including an Earnings Announcement through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents and the Forward Sellers (with a copy to counsel to the Agents and the Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Sellers, (ii) provide the Agents, the Forward Sellers and the Forward Purchasers, as applicable, with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Agents and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, in which case the provision of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(g)(1) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(g)(1) shall in no way affect or limit the operation of clause (i) of Section 6(g) hereof, which shall have independent application.

SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants with the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to the Securities is required to be delivered by the Agents or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company shall notify the Agents and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company shall prepare and file with the Commission, promptly upon the request of an Agent or a Forward Seller, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s or the Forward

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Seller’s, as applicable, reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities (provided, however, that the failure of an Agent or a Forward Seller to make such request shall not relieve the Company of any obligation or liability hereunder, or affect an Agent’s or a Forward Seller’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company shall not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Agents and the Forward Sellers within a reasonable period of time before the filing and the Agents and the Forward Sellers have not reasonably objected thereto (provided, however, that the failure of an Agent or a Forward Seller to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents or the Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company shall furnish to the Agents or the Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company shall cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company shall advise the Agents and the Forward Sellers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering. The Company shall make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company shall furnish to the Agents and the Forward Sellers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except for those documents available via EDGAR), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents and the Forward Sellers may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents and the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(d) Continued Compliance with Securities Laws. If, at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company shall promptly notify the Agents and the Forward Sellers to suspend the offering of Securities during such period and the Company shall promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company shall furnish to the Agents and the Forward Sellers such number of copies of such amendment or supplement as the Agents and the Forward Sellers may reasonably request. If, at any time following the issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly notify the Agents and the Forward Sellers to suspend the offering of Securities during such period and the Company shall, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company shall use its best efforts, in cooperation with the Agents and the Forward Sellers, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents and the Forward Sellers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempted, the Company shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company shall timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

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(g) Use of Proceeds. The Company and the Operating Partnership shall use the net proceeds received from the sale of the Issuance Shares or in connection with the settlement of any Forward in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which a Prospectus relating to the Securities is required to be delivered by the Agents or the Forward Sellers under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall use its commercially reasonable efforts to cause the Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company shall timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period in which a Prospectus is required to be delivered under the Securities Act or the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), shall file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues an Issuance Placement Notice or Forward Placement Notice, as applicable, until the settlement of sales of all Securities remaining under such Issuance Placement Notice or Forward Placement Notice, as applicable, (as amended by the corresponding Acceptance, if applicable), the Company shall not, without (i) giving the Agents, the Forward Sellers and the Forward Purchasers at least three (3) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents, the Forward Sellers and the Forward Purchasers suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents, the Forward Sellers and the Forward Purchasers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the settlement of any Forward Contract, (w) the payment of stock dividends in the ordinary course of business, (x) the Common Stock to be offered and sold through the Agents and the Forward Sellers pursuant to this Agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board of Directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

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(l) Change of Circumstances. The Company shall, at any time during a fiscal quarter in which the Company intends to tender an Issuance Placement Notice or Forward Placement Notice, as applicable, or sell Securities, advise the Agents, the Forward Sellers and the Forward Purchasers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Sellers and the Forward Purchasers pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company shall cooperate with any reasonable due diligence review conducted by the Agents, the Forward Sellers and the Forward Purchasers or their agents in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(n) Disclosure of Sales. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Securities sold through the Agents and the Forward Sellers, the Net Proceeds to the Company and the compensation payable by the Company to the Agents and the Forward Sellers with respect to such Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement:

(1) each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Securities) or the Prospectus relating to the Securities by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii) files an annual report on Form 10-K pursuant to the Exchange Act;

(iii) files a quarterly report on Form 10-Q pursuant to the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or in connection with a previously-announced acquisition) pursuant to the Exchange Act; and

(2) at any other time reasonably requested by the Agents and Forward Sellers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”),

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the Company shall furnish the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F within two (2) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Issuance Placement Notice or Forward Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Issuance Placement Notice or Forward Placement Notice, as applicable, hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 7(o), then before the Company delivers the Issuance Placement Notice or Forward Placement Notice, as applicable, or the Agents, the Forward Sellers and the Forward Purchasers sells any Securities, the Company shall provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate, in the form attached hereto as Exhibit F, dated the date of the Issuance Placement Notice or Forward Placement Notice, as applicable.

(p) Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished the written opinions of Latham & Watkins LLP and Venable LLP (collectively, “Company Counsel”), or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibits E-1, E-3 and E-4 to the Agents, the Forward Sellers and the Forward Purchasers and substantially similar to the form attached hereto as Exhibit E-2 to the Agents and Forward Sellers, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents, the Forward Sellers and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that its addressees may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish to the Agents and Forward Sellers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the

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meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”), and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Opinion of Counsel for the Agents. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of O’Melveny & Myers LLP, counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date, with respect to such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request.

(s) Market Activities. The Company and the Operating Partnership shall not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (ii) bid for or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the two (2) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company shall take such steps as shall be necessary to reasonably ensure that neither the Company nor the Operating Partnership shall become an “investment company” as such term is defined under the Investment Company Act.

(v) Securities Act and Exchange Act. The Company shall use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

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(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents in their capacity as principal or agent, or the Forward Sellers, as applicable, hereunder, the Company (including its agents and representatives, other than the Agents or the Forward Sellers in their capacity as such) shall not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agents as principal or agent or by the Forward Sellers hereunder.

(x) Sarbanes-Oxley Act. The Company and its subsidiaries shall use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents and the Forward Sellers and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) REIT Treatment. The Company shall use its commercially reasonable efforts to meet the requirements to qualify for taxation as a REIT under the Code.

(aa) DTC. The Company shall cooperate with the Agents, the Forward Sellers and the Forward Purchasers and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Custodian.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including expenses relating to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Agents, Forward Sellers or Forward Purchasers, as applicable, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Agents, Forward Sellers or Forward Purchasers, as applicable, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of any Blue Sky survey and any supplements thereto, (vi) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers and the Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward

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Purchasers of copies of any Blue Sky survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the reasonable disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $15,000,000 or more have not been offered and sold under this Agreement by the twelve-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents, the Forward Sellers and the Forward Purchasers incurred by the Agents, the Forward Sellers and the Forward Purchasers in connection with the transactions contemplated by this Agreement (the “Agent Expenses”); provided, however, that the Agent Expenses shall not exceed an aggregate amount under this Agreement of $100,000. The Agent Expenses shall be due and payable by the Company to such Agents, Forward Sellers and Forward Purchasers, as applicable, within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of the Agent Expenses up to an aggregate amount of $100,000, unless Securities having an aggregate offering price of $15,000,000 or more have been offered and sold under this Agreement prior to termination of this Agreement.

SECTION 9. Conditions of the Agents, the Forward Sellers and the Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Issuance Placement Notices or Forward Placement Notices (each as amended by a corresponding Acceptance, if applicable), and (ii) the sale of all Securities contemplated to be issued by any Issuance Placement Notice or Forward Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the

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issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, shall not contain an untrue statement of fact that in the reasonable opinion of the Agents, the Forward Sellers and the Forward Purchasers is material, or omits to state a fact that in the reasonable opinion of the Agents, the Forward Sellers and the Forward Purchasers is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinion of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f) Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. The Agents and the Forward Sellers shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letter is required pursuant to Section 7(q).

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(h) Approval for Listing. The Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Securities on NYSE at, or prior to, the issuance of any Issuance Placement Notice or Forward Placement Notice, as applicable.

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.

(j) Trading Cushion. The Selling Period for any previous Issuance Placement Notice or Forward Placement Notice, as applicable, (whether issued to the Agents or the Forward Sellers) shall have expired prior to the beginning of the Selling Period for any Issuance Placement Notice or Forward Placement Notice, as applicable, issued to the Agents or the Forward Sellers hereunder.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Issuance Placement Notice or Forward Placement Notice, as applicable, hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents, the Forward Sellers and the Forward Purchasers by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 22 hereof shall survive such termination and remain in full force and effect.

(n) No Analogous Role. No other Agent shall be acting in a role analogous to that of a Current Seller on any day on which a Current Seller would be acting pursuant to the relevant Issuance Placement Notice delivered pursuant to this Agreement.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Agents, the Forward Sellers and the Forward Purchasers, their affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who controls the Agents, the Forward Sellers and the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material

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fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11 below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents, the Forward Sellers and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b) Indemnification by the Agents. The Agents, the Forward Sellers and the Forward Purchasers agree to indemnify, severally and not jointly, and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the related Agent Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability

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which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers or the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agents, the Forward Sellers and the Forward Purchasers; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls the Agents, the Forward Sellers and the Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If, at any time, an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate

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to reflect the relative benefits received by the Company on the one hand and each applicable Agent, each Forward Seller and if relevant, each applicable Forward Purchaser, on the other hand from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each applicable Agent, each Forward Seller and if relevant, each applicable Forward Purchaser, on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and the applicable Agent, Forward Seller and/or Forward Purchaser on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of the Master Forward Confirmations assuming that the aggregate amount payable by the applicable Forward Purchaser under the Master Forward Confirmations is equal to the aggregate amount of the net proceeds realized upon the sale of the Securities) bear to the total commissions or discounts received by the applicable Agent and/or Forward Seller and/or the aggregate “Spread” (as defined in each Forward Contract), net of any related stock borrow costs or other costs or expenses actually incurred, received by the Forward Purchaser, on the other hand.

The relative fault of the Company on the one hand and each Agent, each Forward Seller and each Forward Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by each Agent, each Forward Seller and each Forward Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, each Agent, each Forward Seller and each Forward Purchaser shall not be required to contribute any amount in excess of (i) in the case of an Agent or a Forward Seller, the amount by which the total underwriting discounts and commissions received by such Agent and/or Forward Seller with respect to the offering of the Securities or (ii) in the case of a Forward Purchaser, the “Spread” (as defined in each Forward Contract) received by such Forward Purchaser, net of any related stock borrow costs or other costs or expenses actually incurred, exceeds the amount of any damages which such Agent, Forward Seller or Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

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No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls any Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, Forward Seller or Forward Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the agent.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each Agent or the Forward Purchaser may terminate this Agreement as to itself, by notice to the Company, as hereinafter specified at any time if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, the Forward Sellers and the Forward Purchasers impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, if trading in the Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or if a banking moratorium has been declared by either federal or New York authorities.

(b) Termination by the Company. Subject to Section 13(f), the Company shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

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(c) Termination by the Agents, the Forward Sellers and the Forward Purchasers. Subject to Section 13(f), each Agent, each Forward Seller and each Forward Purchaser shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement relating to such Agent, Forward Seller or Forward Purchaser in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through the Agents and/or Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers and the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12 and Section 22 hereof shall survive such termination and remain in full force and effect.

(h) Acknowledgement of Termination of Prior Equity Distribution Agreements. The Company, the Operating Partnership and each of BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association acknowledge the termination of the prior equity distribution agreement, dated March 1, 2023, by and among the Company, the Operating Partnership and each of BofA Securities, Inc., Bank of America, N.A., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., The Bank of Nova Scotia, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, and each hereby waives the right to any advance notice of termination pursuant to Section 13 of such prior equity distribution agreements.

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SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

(a) If to the Agents, the Forward Sellers or the Forward Purchasers:

To the applicable addressees set forth in Schedule I hereto

With a copy to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Ryan Coombs

Email: rcoombs@omm.com

(b) If to the Company or the Operating Partnership:

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, CA 92656

Attention: Aaron Reyes

Email: areyes@sunstonehotels.com

With a copy to:

Latham & Watkins LLP

10250 Constellation Blvd. Suite 1100

Los Angeles, CA 90067

Attention: Brent Epstein

Email: brent.epstein@lw.com

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents or the Forward Sellers shall be deemed to be a successor by reason merely of such purchase.

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SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“capital stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

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“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Covered Entity” means any of (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Forward” means the transaction resulting from the delivery by the Company, and acceptance by the Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the aggregate sales price of the Forward Hedge Shares sold during the Trading Day of any Forward Hedge Selling Period.

“Forward Hedge Selling Commission Rate” has the meaning set forth in Exhibit C.

“Forward Hedge Selling Period” means, for each Forward, the period specified in the Forward Placement Notice for such Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the Forward Hedge Shares for such Forward would equal or exceed the Maximum Forward Hedge Shares, (ii) the Forward Placement Notice is no longer effective in accordance with Section 2 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of, the Master Forward Confirmation or (iv) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

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“Forward Hedge Shares” means all Common Stock borrowed by a Forward Purchaser and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Maturity Date” the date specified in the Forward Placement Notice.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller delivered in accordance with this Agreement that contains the information required by Section 2 and specifies that it relates to a Forward, a form of which is attached hereto as Exhibit A-2.

“GAAP” means generally accepted accounting principles.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means the delivery by the Company, and acceptance by the Agent, of an Issuance Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period commencing on the Trading Day specified in the Issuance Placement Notice and terminating on the date specified in the Issuance Placement Notice.

“Issuance Shares” means all Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities, that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

“lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Master Forward Confirmation” means the Master Confirmation for Forwards, substantially in the form attached hereto as Exhibit H, entered into by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Forward Hedge Shares” means the amount specified in a Forward Placement Notice as the maximum number of Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward.

“NYSE” means the New York Stock Exchange.

45

“Preferred Stock” means, collectively, (i) the Company’s 6.125% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share, and (ii) the Company’s 5.70% Series I Cumulative Redeemable Preferred Stock, par value $0.01 per share.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities” means Issuance Shares and Forward Hedge Shares, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means, for any Issuance, the product of (x) the Selling Commission Rate for such Issuance and (y) the aggregate sales price of the Issuance Shares sold during the Trading Day of any Issuance Selling Period.

“Selling Commission Rate” means a mutually agreed rate of the sales price of Issuance Shares sold during any Issuance Selling Period as specified in the Issuance Placement Notice for such Issuance (as amended by the corresponding Acceptance, if applicable), the maximum amount which is set forth on Exhibit C.

“Selling Period” means any Forward Hedge Selling Period or Issuance Selling Period.

“U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing

46

Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Agent outside of the United States.

SECTION 21. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, the Forward Sellers and the Forward Purchasers, and each of the Agents, the Forward Sellers and the Forward Purchasers represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and shall not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by any Agent or Forward Seller or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it shall treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and shall comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 22. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a) each Agent and Forward Seller is acting solely as agent and/or principal or forward seller, as applicable, in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and any Forward Contract and the process leading to such transactions, each Agent, Forward Seller and Forward Purchaser has acted and will act at arm’s length and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, Forward Seller or Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent, Forward Seller or Forward Purchaser has advised or is advising the Company on other matters, and each Agent, Forward Seller and Forward Purchaser has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Agents or Forward Sellers;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

47

(d) the Agents, the Forward Sellers and the Forward Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership, and the Agents, the Forward Sellers and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f) none of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Agents, the Forward Sellers or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agents, the Forward Sellers or the Forward Purchasers shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership or the respective employees or creditors of the Company or the Operating Partnership.

SECTION 23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent, Forward Seller or Forward Purchaser is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent or Forward Purchaser is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Page Follows.]

48

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

SUNSTONE HOTEL INVESTORS, INC.

By:	/s/ Aaron R. Reyes
Name: Aaron R. Reyes
Title: Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

SUNSTONE HOTEL PARTNERSHIP, LLC

By:	/s/ Aaron R. Reyes
Name: Aaron R. Reyes
Title: Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Jeffrey Horowitz
Name: Jeffrey Horowitz
Title: Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

BTIG, LLC, as Agent

By:	/s/ Anthony Wayne
Name: Anthony Wayne
Title: Managing Director

CAPITAL ONE SECURITIES, INC., as Agent

By:	/s/ Phillip Winiecki
Name: Phillip Winiecki
Title: Managing Director

CANTOR FITZGERALD & CO., as Agent and Forward Seller

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

CF SECURED, LLC, as Forward Purchaser

By:	/s/ Pascal Bandelier
Name: Pascal Bandelier
Title: Executive Managing Director

HUNTINGTON SECURITIES, INC., as Agent, Forward Seller and Forward Purchaser

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

JEFFERIES LLC, as Agent, Forward Seller and Forward Purchaser

By:	/s/ Michael Bluhm
Name: Michael Bluhm
Title: Managing Director

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

M&T SECURITIES, INC., as Agent

By:	/s/ Rachel Jennings
Name: Rachel Jennings
Title: Managing Director

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

REGIONS SECURITIES LLC, as Agent, Forward Seller and Forward Purchaser

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

TRUIST SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

TRUIST BANK, as Forward Purchaser

By:	/s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director

WELLS FARGO SECURITIES, LLC, as
Agent and Forward Seller

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

NOTICE INFORMATION

Agents and/or Forward Sellers

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution Team

Email: dg.atm_execution@bofa.com

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention: ATM Trading Desk

Email: BTIGUSATMTrading@btig.com with a copy to IBLegal@btig.com

Capital One Securities, Inc.

201 St. Charles Avenue, Suite 1830

New Orleans, Louisiana 70170

Attention: Gabrielle Halprin

Email: Gabrielle.Halprin@capitalone.com

Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Attention: ATM Group

Email: CFCEO@cantor.com

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Attention: Peter Dippolito / Equity Capital Markets

Email: peter.dippolito@huntington.com with copy to

ecm_corpservicesexecution@huntington.com

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Email: CorpEqDeriv@jefferies.com

J.P. Morgan Securities LLC

270 Park Avenue,

New York, New York 10017

Attention: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

M&T Securities, Inc.

1 Light Street

Baltimore, Maryland 21202

Attention: Rachel Jennings

Email: rjennings@mtb.com

With a copy to:

M&T Securities, Inc.

277 Park Avenue

New York, New York 10172

Attention: Jonathan M. Spiegel

Email: jspiegel1@mtb.com

Nomura Securities International, Inc. (acting through BTIG, LLC as its agent)

309 W 49th Street

New York, NY 10019

Attention: Structured Equity Solutions

Email: atmexecution@nomura.com and cedamericas@nomura.com

With a copy to:

Nomura Securities International, Inc.

309 West 49th Street

New York, NY 10019

Attention: Equities Legal

Email: nyequitieslegal@nomura.com

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Attention: Equity Capital Markets

Email: ECMDesk@regions.com and ed.armstrong@regions.com

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

Email: dl.atm.offering@truist.com

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Attn: Equity Syndicate Department

Facsimile: (212) 214-5918

Forward Purchasers

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@baml.com

CF Secured, LLC

110 East 59th Street

New York, NY 10022

Attention: CF Swaps

Email: CFSwaps@cantor.com

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Attention: Peter Dippolito / Equity Capital Markets

Email: peter.dippolito@huntington.com with copy to

ecm_corpservicesexecution@huntington.com

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Strategic Equity Transactions Group, with a copy to: SETG-US@jefferies.com and

CorpEqDeriv@jefferies.com

JPMorgan Chase Bank, National Association

New York Branch

270 Park Avenue

New York, New York 10017

Attention: EDG Marketing Support

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Equities Legal

Email: cedamericas@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, NY 10019 Attention: Equities Legal

Email: nyequitieslegal@nomura.com

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Attention: Equity Capital Markets

Email: ECMDesk@regions.com and ed.armstrong@regions.com

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attn: Equity Capital Markets

Email: dl.atm.offering@truist.com, with a copy to rakesh.mangat@truist.com

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, New York 10001

Attn: Equity Syndicate Department

Facsimile: (212) 214-5918

Email: corporatederivativenotifications@wellsfargo.com

EXHIBIT A-1

FORM OF ISSUANCE PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Ladies & Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Sunstone Hotel Investors, Inc. (the “Company”), Sunstone Hotel Partnership, LLC and the Agents (as defined in the Agreement) dated August 10, 2026 (the “Agreement”), I hereby request on behalf of the Company that [     ] sell up to [    ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[    ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY SUCH AGENT, AND/OR THE CAPACITY IN WHICH SUCH AGENT MAY ACT IN SELLING SECURITIES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT A-2

FORM OF FORWARD PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Sales Financing Agency Agreement—Placement Notice—Forward

To whom it may concern:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Sunstone Hotel Investors, Inc. (the “Company”) and Sunstone Hotel Partnership, LLC, on the one hand, and each of the Agents (as defined in the Agreement) and together with Nomura Securities International Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, Capital One Securities, Inc. and M&T Securities, Inc., in connection with the offering and sale of any Forward Hedge Shares (as defined in the Agreement), as Forward Seller (as defined in the Agreement), and each of the Forward Purchasers (as defined in the Agreement), on the other hand, dated August 10, 2026 (the “Agreement”), I hereby request on behalf of the Company that _________ enter into a Forward with Maximum Forward Hedge Shares of __________. Any sales pursuant to this Placement Notice should occur between ____ and ____ (such period, the “Forward Hedge Selling Period”)[, and the aggregate number of Forward Hedge Shares sold on any given day should not exceed _____]. The Forward Maturity Date of the Forward shall be ________. The Forward Hedge Selling Commission Rate shall be ___%. Without taking into account any amount resulting from this notice, the remaining notional amount under the Maximum Amount is ____________.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED]

Forward Price Reduction Dates	Forward Price Reduction Amounts

$________________
$________________

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$[ ]
For any calendar quarter ending after [December 31, 20[ ]]:	$[ ]

A-2

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

See attached.

B-1

EXHIBIT C

SELLING COMMISSION

See attached.

C-1

EXHIBIT D

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization
One Park Boulevard, LLC	Delaware
Sunstone Hawaii 3-0 Lessee, Inc.	Delaware
Sunstone Hawaii 3-0, LLC	Delaware
Sunstone Hotel Partnership, LLC	Delaware
Sunstone Hotel TRS Lessee, Inc.	Delaware
Sunstone Park, LLC	Delaware
Sunstone Park Lessee, LLC	Delaware
Sunstone K9, LLC	Delaware
Sunstone K9 Lessee, Inc.	Delaware
Golden Palms, LLC	Delaware
Golden Palms Lessee, Inc.	Delaware

D-1

EXHIBIT E-1

FORM OF OPINION OF LATHAM & WATKINS LLP

See attached.

EXHIBIT E-2

FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

See attached.

EXHIBIT E-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

See attached.

EXHIBIT E-4

FORM OF OPINION OF VENABLE LLP

See attached.

EXHIBIT F

SUNSTONE HOTEL INVESTORS, INC.

OFFICERS’ CERTIFICATE

[•], 20[•]

The undersigned, Bryan A. Giglia, Chief Executive Officer of Sunstone Hotel Investors, Inc., a Maryland corporation (the “Company”), and Aaron R. Reyes, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, pursuant to Section 7(o) of that certain Equity Distribution Agreement, dated as of August 10, 2026 (the “Agreement”), by and among the Company, Sunstone Hotel Partnership, LLC, a Delaware limited liability company, and each of BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, M&T Securities, Inc., Regions Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of any Issuance Shares thereunder (each an “Agent” and together, the “Agents”) and, together with Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), and except in the case of BTIG, LLC, Capital One Securities, Inc., and M&T Securities, Inc., in connection with the offering and sale of any Forward Hedge Shares thereunder, as forward seller, and each of Bank of America, N.A., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Nomura Global Financial Products, Inc., Regions Securities LLC, Truist Bank and Wells Fargo Bank, National Association or an affiliate thereof, each as forward purchaser under any Forward Contract do each hereby certify, in their capacities as officers of the Company, that:

(i) Each of the undersigned is duly elected, qualified and acting in the capacity stated above, is familiar with the facts herein certified and has made any and all additional inquiries necessary in his judgment in order to make the certifications herein;

(ii) The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

(iii) The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents);

F-1

(iv) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the knowledge of each of the undersigned, contemplated by the Commission; and

(v) Latham & Watkins LLP, Venable LLP, and O’Melveny & Myers LLP are entitled to rely on this Officers’ Certificate.

Terms used but not defined herein are used as defined in the Agreement.

[Signature page follows]

F-2

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None.

G-1

EXHIBIT H

FORM OF MASTER FORWARD CONFIRMATION

To:	Sunstone Hotel Investors, Inc.

From:	[DEALER]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the Forward (as defined in the Equity Distribution Agreement) to be entered into from time to time between [DEALER] (“Dealer”) and Sunstone Hotel Investors, Inc. (“Counterparty”) in accordance with the terms of the Equity Distribution Agreement, dated as of August 10, 2026 (the “Equity Distribution Agreement”), among Dealer,[ ]. (“Forward Seller”) and Counterparty, on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency and (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Dealer and Counterparty with a “Threshold Amount” in respect of Dealer of 3% of the stockholders’ equity of [Dealer][Dealer’s ultimate parent entity] and a “Threshold Amount” in respect of Counterparty of USD 25 million; provided that (x) the words “, or becoming capable at such time of being declared,” shall be deleted from clause (1) thereof and (y) the following language shall be added to the end of such Section 5(a)(vi): “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (X) the default was caused solely by error or omission of an administrative or operational nature; (Y) funds were available to enable the party to make the payment when due; and (Z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay;”).

All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or such other Affiliates and Counterparty are parties, the Transactions shall not be considered Transactions under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions opposite the caption “Early Valuation” below, the Hedge Completion Date of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Dealer.

Buyer:	Dealer

Seller:	Counterparty

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the Forward Maturity Date set forth in the effective Forward Placement Notice as amended by any corresponding Acceptance (each as defined in the Equity Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, par value $0.01 per share, of Counterparty (Ticker: “SHO”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Forward Hedge Shares (as defined in the Equity Distribution Agreement) for such Transaction, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Hedge Completion Date:	The last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	For each Transaction, on the Hedge Completion Date for such Transaction, the Initial Forward Price for such Transaction, and on any calendar day thereafter, the product of the Forward Price for such Transaction on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price for such Transaction on each Forward Price Reduction Date for such Transaction shall be the Forward Price for such Transaction otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the price per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold by Dealer (or its agent or affiliate) on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, solely for the purposes of calculating the Initial Forward Price, each such sale price (other than the sale price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the Forward Hedge Selling Period.

Daily Rate:	For any day, the Overnight Bank Funding Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate” as displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no such rate appears for such day on such page, Overnight Bank Funding Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date” in the effective Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Forward Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Dealer in a good faith and commercially reasonable manner based on the completion of the unwinding of its commercially reasonable hedge position in connection with such Settlement.

Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date for such Transaction and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements of such Transaction, First Unwind Dates, each of which First Unwind Dates shall occur no later than a number of Scheduled Trading Days as specified in the Supplemental Confirmation (the “Notice Settlement Number”) immediately preceding the Maturity Date for such Transaction) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares for such Transaction as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction.

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction as of such date minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provisions of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty’s jurisdiction of organization, and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A)  to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is received by Dealer until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (taking into account any additional share forward or other equity derivative transaction between Counterparty and Dealer (each, an “Additional Equity Derivative Transaction”)) (x) in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on the advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer in a commercially reasonable manner) is below the Threshold Price or (II) Dealer determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fourth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date for such Transaction and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Counterparty

Settlement Method Election Date:	With respect to any Settlement of any Transaction, no later than 12:00 p.m. New York City time on the day that is one Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Dealer shall pay to Counterparty an amount equal to the Forward Price for such Transaction on the relevant Settlement Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Counterparty shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if such Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the relevant Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price for such Settlement.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (I) (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement plus (II) the product of (x) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during the applicable Unwind Period and (y) the number of Settlement Shares for such Valuation Date with respect to which Dealer has not unwound its hedge position, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Relevant Forward Price:	For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each day during the period that begins one Settlement Cycle following the first day of the applicable Unwind Period and ends on the applicable Settlement Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate in connection with unwinding its reasonable hedge position on each such Unwind Date in connection with such Settlement and calculated assuming no reduction to the Forward Price for any Forward Price Reduction Rate that occurs during such Unwind Period).

Settlement Price:	For any Cash Settlement or any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period for such Settlement in connection with unwinding its hedge position relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with unwinding its hedge position in connection with such Settlement, as determined by the Calculation Agent).

Unwind Activities:	The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its hedge position in respect of each Transaction shall be determined by Dealer in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer, so long as such policies or procedures are generally applicable in similar situations and consistently applied to the relevant Transaction in a non-discriminatory manner) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Dealer may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

Other Applicable Provisions:	To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the first Trading Day of the Forward Hedge Selling Period for such Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For each Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the first Trading Day of the Forward Hedge Selling Period (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such calendar quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date and (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and by adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” immediately following the word “Transaction” in clause (X) thereof. Notwithstanding anything to the contrary in the Equity Definitions, a Change in Law described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions shall not constitute a Change in Law and instead shall constitute an Increased Cost of Hedging as described in Section 12.9(a)(vi) of the Equity Definitions.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period.

Increased Cost of Hedging:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof; (ii) deleting the third and fourth sentences thereof; and (iii) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party shall not be an Increased Cost of Hedging.”

Increased Cost of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable on and following the first Trading Day of the Forward Hedge Selling Period; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) replacing the words “neither the Non-Hedging Party nor the Lending Party lends Shares” with “the Lending Party does not lend” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer.

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time on or following the first Trading Day of the Forward Hedge Selling Period (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Section 13

Ownership Position, an Excess NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of such an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction (and, in the case of an Event of Default or Termination Event, such provisions shall apply in lieu of Section 6 of the Agreement). For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

If an Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement in respect of such Transaction. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates an Early Valuation Date with respect to a Transaction and such Early Valuation Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction, then, for purposes of such Early Valuation Date, (i) a Supplemental Confirmation relating to such Transaction commercially reasonably completed by Dealer shall, notwithstanding the provisions under Section 3 below, be deemed to be effective; and (ii) the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the Trade Date were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Shares for such Transaction).

If an Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have been exchanged pursuant to the terms of such Nationalization or Merger Event into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in a commercially reasonable manner as it determines appropriate to account for such exchange such that the nature of the Shares is consistent with the amount of cash and type and amount of other property or rights received in exchange for Shares in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) (A) the public announcement by the Company or any Valid Third Party Entity of any event or transaction on or after the first Trading Day of the Forward Hedge Selling Period for such Transaction that, if consummated, could result in a Merger Event or Tender Offer or (B) the announcement of any event of any Nationalization, Delisting or Change in Law, in each case, as reasonably determined by the Calculation Agent. “Valid Third Party Entity” means any entity or an affiliate or an agent of any entity that would reasonably be expected to become a party to any such event if such event were consummated (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section immediately following the words “in each case if the Merger Date is on or before” in the fourth to last line thereof and replacing such deleted language with the words, “the Valuation Date”.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following events on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) a Loss of Stock Borrow in connection with which Counterparty does not refer the Hedging Party to a reasonably satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) a Market Disruption Event during an Unwind Period for such Transaction and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. In respect of any Transaction, if a Hedging Event occurs with respect to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction and prior to the Trade Date for such Transaction, the Calculation Agent may reduce the Initial Forward Price in a commercially reasonable manner to account for such Hedging Event and any reasonable and documented out-of-pocket costs or expenses incurred by Dealer as a result of such Hedging Event.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Dealer has unwound its hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Dealer may assign or transfer any of its rights or delegate any of its duties hereunder, in whole or in part, to (A) an affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer, without the consent of Counterparty, (B) any other affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty, (C) an affiliate of Dealer that is a branch of Dealer or also its related forward seller pursuant to the Sales Agreement, without the consent of Counterparty, or (D) any other affiliate of Dealer, with the consent of Counterparty; provided that under the applicable law effective on the date of such transfer or assignment, Counterparty will not be required, as a result of such transfer or assignment, to pay the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Counterparty would have been required to pay Dealer in the absence of such transfer or assignment; and Counterparty will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Counterparty would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment. Notwithstanding anything to the contrary (including anything in this paragraph), at all times, Dealer and its transferee or assignees shall be entitled to provide a US Tax Form W-9 or W-8ECI, with respect to any payments or deliveries under this Agreement.

Notwithstanding the foregoing or anything to the contrary in the Agreement requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

Calculation Agent:	Dealer; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Dealer to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent will promptly (but in any event within three Scheduled Trading Days) following such request, provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Dealer shall not be required to disclose any proprietary or confidential models of Dealer or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Counterparty Payment/Delivery Instructions:	To be provided by Counterparty

Dealer Payment/Delivery Instructions:	To be provided by Dealer

Counterparty’s Contact Details for Purpose of Giving Notice:	Sunstone Hotel Investors, Inc. 15 Enterprise, Suite 200 Aliso Viejo, CA 92656 Attention: Legal Department Email: dklein@sunstonehotels.com

Dealer’s Contact Details for Purpose of Giving Notice:	To be provided by Dealer

3. Effectiveness.

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the following conditions:

(a)

the representations and warranties of Counterparty contained in the Equity Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)	Counterparty shall have performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date;

(c)	all of the conditions set forth in Section 9 of the Equity Distribution Agreement shall have been satisfied;

(d)	all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date;

(e)

Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof; and

(f)

if requested by Dealer, Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, dated as of the Trade Date for such Transaction with respect to the matters set forth in Section 3(a) of the Agreement.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement), in connection with establishing its hedge position in respect of such Transaction, Dealer, in its good faith, commercially reasonable judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Settlement Date or (y) in Dealer’s good faith, commercially reasonable judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Dealer is so able to borrow in connection with establishing its hedge position of such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero. For the avoidance of doubt, if the Equity Distribution Agreement is terminated prior to the Hedge Completion Date, this Master Confirmation and the related Supplemental Confirmation shall remain in effect with respect to any Forward Hedge Shares that had been sold in relation to such Transaction on or after the first Trading Day of the Forward Hedge Selling Period and prior to such termination.

4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof, each Forward Date, as of each Trade Date for any Transaction, and each Trading Day of the Forward Hedge Selling Period, that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended) and the regulations promulgated thereunder, and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5. Additional Representations and Warranties of Counterparty. The representations and warranties of Counterparty set forth in Section 6 of the Equity Distribution Agreement are true and correct as of the date hereof, each day on which the Counterparty delivers the Forward Placement Notice or the Acceptance, as applicable, each Trade Date for any Transaction and each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) and are hereby deemed to be repeated to Dealer as if set forth herein. In addition to the representations and warranties in Section 6 of the Equity Distribution Agreement, the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, as of the date hereof, as of each day on which the Counterparty delivers the Forward Placement Notice or the Acceptance, as applicable, as of each Trade Date for any Transaction, and each Trading Day of the Forward Hedge Selling Period that:

(a)

without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)

it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions hereunder plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)

it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares Percentage (as defined below) would alone or in the aggregate be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Share; the “Number of Shares Percentage” as of any day is the fraction of (1) the numerator of which is the aggregate of the Number of Shares for each Transaction and each “Number of Shares” or comparable amount under any Additional Equity Derivative Transaction and (2) the denominator of which is the number of Shares outstanding on such days;

(d)

it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)

it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation and each Supplemental Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 or any other provisions of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)

to its knowledge, as of the date hereof and the Trade Date for each Transaction, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer;

(g)

it is in compliance with its reporting obligations under the Exchange Act, and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)

as of the date hereof, the Trade Date for each Transaction and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(i)

it is not as of the date hereof, and on the Trade Date for each Transaction and after giving effect to the transactions contemplated hereby and by each Supplemental Confirmation will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(j)	[Reserved];

(k)

IT UNDERSTANDS AS OF THE DATE HEREOF AND AS OF THE TRADE DATE FOR EACH TRANSACTION THAT EACH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

(l)

Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million; and

(m)	it is not a “financial end user” as defined in 12 CFR §45.2.

6. Additional Covenants of Counterparty.

(a)

Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, (iii) deposited in the Clearance System and will not bear a restrictive legend, and (iv) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the applicable Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions) Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, duly and validly authorized, issued and outstanding, fully paid and non-assessable, free of any lien, charge, claim or other encumbrance. Counterparty agrees and acknowledges that such approval for listing or quotation on the Exchange shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement in respect of the relevant Transaction.

(b)

Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions.

(c)

Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)

Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon any announcement that, if consummated, could constitute an Extraordinary Event or Potential Adjustment Event.

(e)

Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18) shall take any action that could reasonably be expected to cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period for any Transaction, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)

Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period for any Transaction.

(g)

Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Dealer of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date for any Transaction and/or to accelerate or preclude an election by Counterparty of Physical Settlement for any Settlement of any Transaction, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

(h)

Except as permitted by Section 6(i) below, Counterparty represents and warrants to, and agrees with, Dealer that Counterparty has not and will not, without the prior written consent of Dealer, enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to any Transaction described herein, where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under any Confirmation. In the event that the valuation period in any such other transaction overlaps with any Unwind Period under any Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

(i)

Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Valuation Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(j)	Counterparty will promptly execute each properly completed Supplemental Confirmation delivered to Counterparty by Dealer.

7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that a Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be, for such Transaction an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8. Additional Provisions.

(a)

Dealer acknowledges and agrees that Counterparty’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation nor any Supplemental Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby and by any Supplemental Confirmation that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(b)	[Reserved.][1]

(c)	The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transactions to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv) all payments for, under or in connection with the Transactions, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v) any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

[1]	Agency language to be included for Dealers acting through agents.

(d)

Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under any Transaction a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control and (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated for all Transactions on each day that any Transaction is outstanding) that the aggregate Capped Number across all Transactions hereunder is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of such aggregated Capped Number. In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable under any Transaction as a result of this Section 8(c) (the resulting deficit for such Transaction, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, on a pro rata basis across all Transactions hereunder, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the date hereof (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for transactions other than the Transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered for each Transaction) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transactions have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transactions.

(e)

The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)

The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c). Counterparty further agrees to act in good faith with respect to the Agreement, Master Confirmation and in each Supplemental Confirmation related to each Transaction.

(g)	[Insert U.S. Stay] [Reserved.]

(h)	Counterparty acknowledges that:

(i) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transactions;

(ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transactions, including acting as agent or as principal and for its own account or on behalf of customers;

(iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price for each Transaction;

(iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price for each Transaction, each in a manner that may be adverse to Counterparty; and

(v) each Transaction is a derivatives transaction; Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the relevant Transaction.

(i)

Counterparty and Dealer agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract,” as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract,” as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(j)

Counterparty and Dealer agree that, upon the delivery of any Forward Placement Notice (as such term is defined in the Equity Distribution Agreement) relating to a Forward (as such term is defined in the Equity Distribution Agreement) by Counterparty, in respect of the Transaction to which such Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer’s right to designate an Early Valuation Date in respect of such Transaction pursuant to the provisions opposite the caption “Early Valuation” in Section 2 and the termination of such Transaction following a Bankruptcy Termination Event as described in Section 7) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day.

(k)	[Tax Matters.

(i) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer and Counterparty make the following representations:

a.	The following representations will apply to Dealer:

i.	[ ]

b.	The following representations will apply to Counterparty:

i.	Counterparty is a corporation for U.S. federal income tax purposes.

ii.

Counterparty is a “U.S. person” (as that term is used in section 7701(a)(30) of the Code, and section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and a corporation that is an exempt recipient under U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii) Agreements to Deliver Documents. For the purpose of Section 4(a)(i) of the Agreement, Dealer and Counterparty each agrees to deliver, as applicable, (i) in the case of Dealer, a completed and accurate U.S. Internal Revenue Service Form W-9 [or W-8ECI] (or, in each case, successor thereto) with the “C Corporation” or “Corporation” box checked on line 3 or 4, respectively, thereof, and (ii) in the case of Counterparty, a complete and accurate U.S. Internal Revenue Service Form W-9 (or successor thereto), in each case (x) promptly upon execution of this Confirmation, (y) promptly upon reasonable demand by the other party and (z) promptly upon learning that any form previously provided has become obsolete or incorrect.

(iii) Withholding Tax Imposed on Payments to Non-U.S. Counterparties Under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d) of the Agreement.

(iv) 871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.]

9. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of the Transactions), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Master Confirmation and any Supplemental Confirmation, the performance by the parties hereto of their respective obligations under the Transactions, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement or the consummation of the transactions contemplated hereby and thereby. Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct, gross negligence, fraud, or bad faith in performing the services that are subject of the Transactions or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation and any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of the Transactions made pursuant to the Agreement, this Master Confirmation or any Supplemental Confirmation shall inure to the benefit of any permitted assignee of Dealer. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Dealer upon settlement of the Transactions.

10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), or deemed to form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5% of the outstanding Shares (such condition, an “Excess Section 13 Ownership Position”), and (y) 4.9% of the outstanding Shares as of the Trade Date for any Transaction (such number of Shares, the “Threshold Number of Shares” and such condition, the “Excess NYSE Ownership Position”) or (ii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty (including, without limitation, Article VII of the Company’s Articles of Amendment and Restatement (the “Articles”)) or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer under any Transaction is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement of any Transaction, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation with respect to such Transaction corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. Upon request of Dealer, Counterparty shall promptly confirm to Dealer the number of Shares then outstanding and Dealer shall then promptly advise Counterparty with respect to any limitations under this

Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Counterparty to notify Dealer of the number of Shares then outstanding nor a failure of Dealer to advise Counterparty with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Counterparty to Dealer that Dealer was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Counterparty hereunder and Dealer shall promptly return such Shares to Counterparty, pending which Dealer shall be deemed to hold any such Shares solely as custodian for the benefit of Counterparty.

11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transactions, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6 above or Dealer otherwise determines in its reasonable opinion based on the advice of counsel that any Shares to be delivered to Dealer by Counterparty under any Transaction may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6 above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer.

13. Use of Shares. Dealer acknowledges and agrees that, except in the case of a Private Placement Settlement, Dealer shall use any Shares delivered by Counterparty to Dealer on any Settlement Date to return to securities lenders to close out borrowings created by Dealer (or an affiliate thereof) in connection with hedging activities related to exposure under the Transactions or otherwise in compliance with applicable laws.

14. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement this Master Confirmation and any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

15. Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

16. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

17. Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

18. Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.

19. Counterparts. This Master Confirmation and each Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

20. Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Counterparty to deliver cash or other assets in respect of the settlement of the Transactions, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the date hereof.

21. Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment in good faith and in a commercially reasonable manner, and by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a hedge position with respect to the Transaction at the time of the event.

22. Ownership Limit. Counterparty hereby agrees with Dealer that ownership positions held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) (i) do not constitute “Beneficial Ownership” or “Constructive Ownership” by Dealer and (ii) shall not result in Dealer being deemed or treated as the “owner” of such positions, in each case for purposes of the Articles.

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

SUNSTONE HOTEL INVESTORS, INC.

By:
Name:
Title:

[Signature Page to Master Confirmation]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith and commercially reasonable discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of a Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the Trade Date, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the applicable “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

EXHIBIT A

SUPPLEMENTAL CONFIRMATION

To:	Sunstone Hotel Investors, Inc.

From:	[DEALER]

Re:	Issuer Share Forward Sale Transaction

Date:	[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and Sunstone Hotel Investors, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [ ] (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]
Hedge Completion Date:	[_______], 20[__]
Maturity Date:	[_______], 20[__]
Number of Shares:	[________]
Initial Forward Price:	USD [____]
Spread:	[_.__]%
Notice Settlement Number	[__] Scheduled Trading Days
Volume-Weighted Hedge Price:	USD [____]
Initial Stock Loan Rate:	[___] basis points per annum
Maximum Stock Loan Rate:	[___] basis points per annum

Please confirm that the foregoing correctly sets forth the terms of the agreement between Dealer and Counterparty by executing and returning this Supplemental Confirmation to Dealer.

Very truly yours,

[DEALER]

By:
Name:
Title:

Agreed and accepted by:

SUNSTONE HOTEL INVESTORS, INC.

By:
Name:
Title:

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
Trade Date	USD 0.0000
[______], 20[__]	USD [___]
[______], 20[__]	USD [___]
[______], 20[__]	USD [___]
Maturity Date	USD 0.0000